EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Snyder Communications, Inc. of our report dated May 30, 1997 on the financial statements of Brann Holdings Limited as of and for the three years ended December 31, 1996 which appears (i) on page 3 of the Snyder Communications, Inc. amendment to the Current Report on Form 8-K dated March 18, 1997, filed, as amended, on June 2, 1997; (ii) on page F-28 of the Prospectus constituting part of the Registration Statement on Form S-1 (Registration No. 333-33691) of Snyder Communications, Inc. dated September 18, 1997 (iii) on page F-30 of the Snyder Communications, Inc. Current Report on Form 8-K dated November 25, 1997 filed on January 21, 1998 and (iv) on page F-39 of the Prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 333-50929) of Snyder Communications, Inc. dated May 19, 1998; which is incorporated by reference in this Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                /s/ Price Waterhouse

Price Waterhouse
Chartered Accountants
  and Registered Auditors
Bristol, England
July 31, 1998







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